Exhibit 99.1

August 20, 2024
For 6:00 a.m. ET Release

LOWE’S REPORTS SECOND QUARTER 2024 SALES AND EARNINGS RESULTS
— Diluted EPS of $4.17; Adjusted Diluted EPS1 of $4.10 —
— Comparable Sales Decreased 5.1% —
— Updates Full Year 2024 Outlook —

MOORESVILLE, N.C., Aug. 20, 2024 – Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $2.4 billion and diluted earnings per share (EPS) of $4.17 for the quarter ended Aug. 2, 2024, compared to diluted EPS of $4.56 in the second quarter of 2023. During the second quarter, the Company recognized a $43 million pre-tax gain associated with the 2022 sale of the Canadian retail business. This positively impacted second quarter diluted EPS by $0.07. Excluding this gain, second quarter 2024 adjusted diluted EPS1 was $4.10.

Total sales for the quarter were $23.6 billion, compared to $25.0 billion in the prior-year quarter. Comparable sales for the quarter decreased 5.1% driven by continued pressure in DIY bigger ticket discretionary spending and unfavorable weather adversely impacting sales in seasonal and other outdoor categories, partially offset by positive comparable sales in Pro and online.

“The company delivered strong operating performance and improved customer service despite a challenging macroeconomic backdrop, especially for the homeowner. At the same time, we continue to build momentum with our Total Home strategy reflected by our mid-single-digit positive comps with the Pro customer this quarter,” said Marvin R. Ellison, Lowe’s chairman, president and CEO. “As we look ahead, we are confident that we are making the right long-term investments to take share when the market recovers. I’d like to extend my appreciation to our dedicated frontline associates who remain committed to serving our customers.”

As of Aug. 2, 2024, Lowe’s operated 1,746 stores representing 194.9 million square feet of retail selling space.

Capital Allocation
Through a disciplined capital program, the company continues to deliver long-term, sustainable shareholder value. During the quarter, the company repurchased approximately 4.4 million shares for $1.0 billion, and it paid $629 million in dividends.

1 Adjusted diluted earnings per share is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information, as well as reconciliations between the Company’s GAAP and non-GAAP financial results.

Lowe’s Business Outlook

Based on lower-than-expected DIY sales and a pressured macroeconomic environment, the company is updating its outlook for the operating results of full year 2024.

Adjusted operating income, adjusted operating margin, adjusted effective income tax rate and adjusted diluted EPS are non-GAAP financial measures that exclude the gain associated with the 2022 sale of the Canadian retail business, recorded in the second quarter. The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items (which may be significant) without unreasonable effort, including timing of adjustments associated with the sale of our Canadian retail business.

Full Year 2024 Outlook
•Total sales of $82.7 to $83.2 billion (previously $84 to $85 billion)
•Comparable sales expected to be down -3.5 to -4.0% as compared to prior year (previously down -2 to -3%)
•Adjusted operating income as a percentage of sales (adjusted operating margin) of 12.4 to 12.5% (previously 12.6 to 12.7%)
•Net interest expense of approximately $1.4 billion
•Adjusted effective income tax rate of approximately 24.5% (previously 25%)
•Adjusted diluted earnings per share of approximately $11.70 to $11.90 (previously $12.00 to $12.30)
•Capital expenditures of approximately $2 billion

A conference call to discuss second quarter 2024 operating results is scheduled for today, Tuesday, Aug. 20, at 9 a.m. ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at ir.lowes.com and clicking on Lowe’s Second Quarter 2024 Earnings Conference Call Webcast. Supplemental slides will be available approximately 15 minutes prior to the start of the conference call. A replay of the call will be archived at ir.lowes.com.

Lowe’s Companies, Inc.

Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving approximately 16 million customer transactions a week in the United States. With total fiscal year 2023 sales of more than $86 billion, Lowe’s operates over 1,700 home improvement stores and employs approximately 300,000 associates. Based in Mooresville, N.C., Lowe’s supports the communities it serves through programs focused on creating safe, affordable housing and helping to develop the next generation of skilled trade experts. For more information, visit Lowes.com.

Disclosure Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity”, “outlook”, “scenario”, “guidance”, and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives (including objectives related to environmental and social matters), business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services including customer acceptance of new offerings and initiatives, macroeconomic conditions and consumer spending, share repurchases, and Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties, and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as volatility and/or lack of liquidity from time to time in U.S. and world financial markets and the consequent reduced availability and/or higher cost of borrowing to Lowe’s and its customers, slower rates of growth in real disposable personal income that could affect the rate of growth in consumer spending, inflation and its impacts on discretionary spending and on our costs, shortages, and other disruptions in the labor supply, interest rate and currency fluctuations, home price appreciation or decreasing housing turnover, age of housing stock, the availability of consumer credit and of mortgage financing, trade policy changes or additional tariffs, outbreaks of pandemics, fluctuations in fuel and energy costs, inflation or deflation of commodity prices, natural disasters, geopolitical or armed conflicts, acts of both domestic and international terrorism, and other factors that can negatively affect our customers.

Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

LOW-IR

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Contacts:	Shareholder/Analyst Inquiries:	Media Inquiries:
	Kate Pearlman	Steve Salazar
	704-775-3856	steve.j.salazar@lowes.com
kate.pearlman@lowes.com

Lowe’s Companies, Inc.
Consolidated Statements of Current Earnings and Accumulated Deficit (Unaudited)
In Millions, Except Per Share and Percentage Data

	Three Months Ended				Six Months Ended
	August 2, 2024		August 4, 2023		August 2, 2024		August 4, 2023
Current Earnings	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net sales	$23,586	100.00	$24,956	100.00	$44,950	100.00	$47,304	100.00
Cost of sales	15,691	66.53	16,557	66.34	29,965	66.66	31,378	66.33
Gross margin	7,895	33.47	8,399	33.66	14,985	33.34	15,926	33.67
Expenses:
Selling, general and administrative	4,025	17.07	4,086	16.38	8,034	17.88	7,912	16.73
Depreciation and amortization	423	1.79	427	1.71	851	1.89	841	1.78
Operating income	3,447	14.61	3,886	15.57	6,100	13.57	7,173	15.16
Interest – net	317	1.34	341	1.36	669	1.49	689	1.45
Pre-tax earnings	3,130	13.27	3,545	14.21	5,431	12.08	6,484	13.71
Income tax provision	747	3.17	872	3.50	1,294	2.88	1,551	3.28
Net earnings	$2,383	10.10	$2,673	10.71	$4,137	9.20	$4,933	10.43

Weighted average common shares outstanding – basic	568		584		570		590
Basic earnings per common share (1)	$4.18		$4.56		$7.24		$8.34
Weighted average common shares outstanding – diluted	570		585		571		591
Diluted earnings per common share (1)	$4.17		$4.56		$7.23		$8.32
Cash dividends per share	$1.15		$1.10		$2.25		$2.15

Accumulated Deficit
Balance at beginning of period	$(15,188)		$(15,310)		$(15,637)		$(14,862)
Net earnings	2,383		2,673		4,137		4,933
Cash dividends declared	(654)		(641)		(1,283)		(1,266)
Share repurchases	(883)		(2,063)		(1,559)		(4,146)
Balance at end of period	$(14,342)		$(15,341)		$(14,342)		$(15,341)

(1)    Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $2,377 million for the three months ended August 2, 2024, and $2,666 million for the three months ended August 4, 2023. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $4,127 million for the six months ended August 2, 2024, and $4,920 million for the six months ended August 4, 2023.

Lowe’s Companies, Inc.
Consolidated Statements of Comprehensive Income (Unaudited)
In Millions, Except Percentage Data

	Three Months Ended				Six Months Ended
	August 2, 2024		August 4, 2023		August 2, 2024		August 4, 2023
	Amount	% Sales	Amount	% Sales	Amount	% Sales	Amount	% Sales
Net earnings	$2,383	10.10	$2,673	10.71	$4,137	9.20	$4,933	10.43
Foreign currency translation adjustments – net of tax	—	—	5	0.01	—	—	5	0.01
Cash flow hedges – net of tax	(3)	(0.01)	(3)	(0.01)	(6)	(0.01)	(6)	(0.02)
Other	2	0.01	—	—	1	—	—	—
Other comprehensive (loss)/income	(1)	—	2	—	(5)	(0.01)	(1)	(0.01)
Comprehensive income	$2,382	10.10	$2,675	10.71	$4,132	9.19	$4,932	10.42

Lowe’s Companies, Inc.
Consolidated Balance Sheets (Unaudited)
In Millions, Except Par Value Data

	August 2, 2024	August 4, 2023
Assets
Current assets:
Cash and cash equivalents	$4,360	$3,494
Short-term investments	330	374
Merchandise inventory – net	16,841	17,422
Other current assets	806	946
Total current assets	22,337	22,236
Property, less accumulated depreciation	17,515	17,373
Operating lease right-of-use assets	3,819	3,650
Long-term investments	292	182
Deferred income taxes – net	184	230
Other assets	787	850
Total assets	$44,934	$44,521

Liabilities and shareholders' deficit
Current liabilities:
Current maturities of long-term debt	$1,290	$592
Current operating lease liabilities	552	534
Accounts payable	10,336	10,333
Accrued compensation and employee benefits	1,055	1,026
Deferred revenue	1,417	1,566
Other current liabilities	3,596	3,561
Total current liabilities	18,246	17,612
Long-term debt, excluding current maturities	34,659	35,839
Noncurrent operating lease liabilities	3,738	3,611
Deferred revenue – Lowe's protection plans	1,256	1,231
Other liabilities	798	960
Total liabilities	58,697	59,253

Shareholders' deficit:
Preferred stock, $5 par value: Authorized – 5.0 million shares; Issued and outstanding – none	—	—
Common stock, $0.50 par value: Authorized – 5.6 billion shares; Issued and outstanding – 568 million and 582 million, respectively	284	291
Capital in excess of par value	—	12
Accumulated deficit	(14,342)	(15,341)
Accumulated other comprehensive income	295	306
Total shareholders' deficit	(13,763)	(14,732)
Total liabilities and shareholders' deficit	$44,934	$44,521

Lowe’s Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Six Months Ended
	August 2, 2024	August 4, 2023
Cash flows from operating activities:
Net earnings	$4,137	$4,933
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	967	941
Noncash lease expense	260	241
Deferred income taxes	66	23
(Gain)/loss on property and other assets – net	(4)	23
Gain on sale of business	(43)	(67)
Share-based payment expense	110	113
Changes in operating assets and liabilities:
Merchandise inventory – net	53	1,109
Other operating assets	129	224
Accounts payable	1,679	(191)
Other operating liabilities	61	(1,381)
Net cash provided by operating activities	7,415	5,968

Cash flows from investing activities:
Purchases of investments	(628)	(878)
Proceeds from sale/maturity of investments	571	811
Capital expenditures	(808)	(765)
Proceeds from sale of property and other long-term assets	22	17
Proceeds from sale of business	43	123
Other – net	—	(23)
Net cash used in investing activities	(800)	(715)

Cash flows from financing activities:
Net change in commercial paper	—	(499)
Net proceeds from issuance of debt	—	2,983
Repayment of debt	(47)	(45)
Proceeds from issuance of common stock under share-based payment plans	84	76
Cash dividend payments	(1,262)	(1,257)
Repurchases of common stock	(1,930)	(4,356)
Other – net	(21)	(9)
Net cash used in financing activities	(3,176)	(3,107)

Net increase in cash and cash equivalents	3,439	2,146
Cash and cash equivalents, beginning of period	921	1,348
Cash and cash equivalents, end of period	$4,360	$3,494

Lowe’s Companies, Inc.
Non-GAAP Financial Measure Reconciliation (Unaudited)

To provide additional transparency, the Company has presented the non-GAAP financial measure of adjusted diluted earnings per share for the three months ended August 2, 2024. This measure excludes the impact of a certain item, further described below, not contemplated in Lowe’s Business Outlook to assist analysts and investors in understanding operational performance for the second quarter of fiscal 2024.

Fiscal 2024 Impacts
During fiscal 2024, the Company recognized financial impacts from the following, not contemplated in the Company's Business Outlook for fiscal 2024:

•In the second quarter of fiscal 2024, the Company recognized pre-tax income of $43 million consisting of a realized gain on the contingent consideration associated with the fiscal 2022 sale of the Canadian retail business (Canadian retail business transaction).

Adjusted diluted earnings per share should not be considered an alternative to, or more meaningful indicator of, the Company’s diluted earnings per share as prepared in accordance with GAAP. The Company’s methods of determining non-GAAP financial measures may differ from the method used by other companies and may not be comparable.

A reconciliation between the Company’s GAAP and non-GAAP financial results is shown below and available on the Company’s website at ir.lowes.com.

	Three Months Ended
	August 2, 2024
	Pre-Tax Earnings	Tax[1]	Net Earnings
Diluted earnings per share, as reported			$4.17
Non-GAAP adjustments – per share impacts
Canadian retail business transaction	(0.07)	—	(0.07)
Adjusted diluted earnings per share			$4.10
1 Represents the corresponding tax benefit or expense specifically related to the item excluded from adjusted diluted earnings per share.